UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of R.G. Barry 2014 Management Bonus Plan

The Compensation Committee of the Board of Directors (the “Board”) of R.G. Barry Corporation (the “Company”) has adopted the 2014 Fiscal Year Management Bonus Plan (the “2014 Bonus Plan”). Certain employees of the Company, including the named executive officers, are eligible to participate in the 2014 Bonus Plan.

Bonuses under the 2014 Bonus Plan for Greg A. Tunney, the Chief Executive Officer of the Company, and Jose G. Ibarra, the Senior Vice President-Finance and Chief Financial Officer of the Company, will be based on the level of achievement in fiscal year 2014 of Company financial performance objectives (based on pre-incentive, pre-tax income). Bonuses for Glenn Evans, Senior Vice President-Global Operations of the Company, and Lee Smith, Senior Vice President, Creative Services of the Company, will be based on the level of achievement in fiscal year 2014 of Company financial performance objectives (based on pre-incentive, pre-tax income) (75%) and on individual performance (25%). The bonus potential for Nancy Coons, Business Unit President-Footwear, will be based on the level of achievement of Company financial performance objectives (based on pre-incentive, pre-tax income) in fiscal 2014 (25%) and Footwear Business Unit net sales (25%) and operating profit (25%) objectives, and on individual performance (25%). Upon the achievement of the applicable objectives, an eligible participant will receive a bonus based on a percentage of his or her fiscal year 2014 annual base salary. Potential bonus levels of the Company’s named executive officers under the 2014 Bonus Plan range from 25% to 150% of a participant’s base salary, depending upon the participant’s position with the Company.

The threshold, target and maximum potential bonuses (if applicable objectives are met) of the Company’s named executive officers are indicated below (with linear interpolation to be applied between threshold and target, and between target and maximum):

Name	Position	Threshold	Target	Maximum

Greg A. Tunney	President and Chief Executive Officer	46.9	75.0	150.0

Jose G. Ibarra	Sr. Vice President – Finance and Chief Financial Officer	28.1	45.0	90.0

Glenn Evans	Sr. Vice President – Global Operations	25.0	40.0	80.0

Lee Smith	Sr. Vice President – Creative Services	25.0	40.0	80.0

Nancy Coons	Business Unit President – Footwear	25.0	40.0	80.0

The Compensation Committee approved the 2014 Bonus Plan at a meeting on June 19, 2013.

Adoption of the 2014 Bonus Plan is not intended to create an enforceable agreement between the Company and any eligible participant. The Board has retained the sole discretion to change the design of, and the participants in, the 2014 Bonus Plan without notice to or approval of the participants. No entitlement to payments under the 2014 Bonus Plan will exist until the payments are authorized by the Board following the end of the 2014 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

June 25, 2013	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO